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Acquisition Issues
BEA Partner Organization Talking Points FAQ
Internal Use Only
Not for External Distribution
(for channel sales & alliance management teams to use in discussion with partners)

January 18, 2008

TALKING POINTS FAQ FOR BEA ALLIANCE SALES TEAMS TO USE WITH PARTNERS/ CUSTOMERS
This document provides messaging to the BEA Partner Organization for use with partners and joint customers. We must convey that BEA is strong and actively doing business. This document is not to be forwarded to partners, customers or prospects. Rather, the messages should be internalized and spoken directly to those who inquire.

Key take-aways:

• BEA has signed a definitive agreement with Oracle under which Oracle will acquire BEA.
• The entire BEA organization continues to be committed to the success of our partners, and the success of our joint customers, today and in the future.
• BEA has a long track record of providing our partners and mutual customers with the highest levels of support, and this will not change.
• We remain dedicated through the transaction process to continuing to meet the needs of our partners and customers with the very highest quality products and services that they have come to expect from us.
• Oracle’s interest in BEA is related to the long-standing market leadership of BEA’s products, their quality, and the loyalty of our customer base and strength of our partner ecosystem.

What to do now:
• There is no difference in our approach and efforts – we need to remain focused on execution and results
• Internalize the following messages and be informed when your partners and mutual customers inquire
• Proactively engage with the partners you’re working with to let them know that it is business as usual and we remain committed to our relationship with them.
• Immediately escalate troublesome messages to the partner management chain within your geography. Any issues that cannot be resolved by local partner management should be escalated to John Giubileo at jgiubile@bea.com.

Q: In October of last year, BEA communicated that its intent was to remain an independent company, what changed?
A: Last October, Oracle made an offer to purchase BEA at $17.00 per share, which the Board rejected as inadequate. Since that time, our Board, with the assistance of outside financial and legal advisors, has been exploring ways to maximize value for our stockholders, including engaging in discussions regarding the possible sale of the company. This transaction is the culmination of a thorough and diligent process by the Board. They unanimously believe this is the right opportunity to maximize value for stockholders.

The combination also makes strategic sense. By combining BEA’s leadership in middleware with Oracle’s strength in database and applications, we will create a company uniquely positioned to provide the complete range of enterprise software needs. We believe that you will benefit from the fully integrated products and services that the combined company will offer.

Q: When do you expect the acquisition of BEA to be complete?
A: We expect to complete the transaction by mid-2008, but until that time BEA and Oracle will continue to operate as independent companies. That means we will continue to deliver the same high quality products and services that you have come to expect.

Q: Will the BEA Partner Organization press forward with the recently announced initiatives to provide increased training and infrastructure for its partners?
A: Absolutely! BEA continues to develop and invest in new programs that will greatly increase benefits for its business partners.

Q: Why should I feel comfortable doing business with BEA as a partner or customer?
A: The entire BEA organization is committed to the success of our partners and joint customers, today and in the future. We have a long track record of providing our partners and customers with the highest levels of support, and this will not change. We remain dedicated to continuing to meet the needs of our partners and end customers with the very highest quality products and services that they have come to expect from us.

Q: What impact will the acquisition have on BEA products and services?
A: It’s not appropriate to speculate on post acquisition roadmaps. What we can tell you is that BEA has a long track record of providing our partners and our joint end customers with the highest levels of support and that will not change. Oracle has stated it plans to preserve our customers' investments in BEA products. In addition, they have said they will support our products in a similar manner to their other recent acquisitions.

Q: I have a larger discount with Oracle; why shouldn’t I wait?
A: You (our partners and customers) have mission critical business initiatives that must be accomplished. We have the products and services to help you now. The entire BEA organization is committed to your success, today and in the future.

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Cautionary Notice Regarding Forward-Looking Statements

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA’s Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, BEA will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department.

BEA and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of BEA’s participants in the solicitation, which may, in some cases, be different than those of BEA stockholders generally, is set forth in BEA’s Annual Report on Form 10-K for the year ended January 31, 2007 filed with the SEC on November 15, 2007 and on BEA's website at www.bea.com/investors, and will be set forth in the proxy statement relating to the merger when it becomes available.